As filed with the Securities and Exchange Commission on May 20, 1996
                         Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 MEDTRONIC, INC.
             (Exact name of registrant as specified in its charter)

         Minnesota                                      41-0793183
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

                            7000 Central Avenue, N.E.
                        Minneapolis, Minnesota 55432-3576
                                 (612) 574-4000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


                                 Ronald E. Lund
              Senior Vice President, General Counsel and Secretary
                                 Medtronic, Inc.
                            7000 Central Avenue, N.E.
                        Minneapolis, Minnesota 55432-3576
                                 (612) 574-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:

                                 David C. Grorud
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402
                                 (612) 347-7000


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being offered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ] ___________________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE



                                         Proposed   Proposed
                                         Maximum    Maximum
                             Amount      Offering   Aggregate       Amount of
Title of Each Class of       to be       Price Per  Offering        Registration
Securities to be Registered  Registered  Unit(1)    Price           Fee

Common Stock to be           1,154,255   $54.8125   $63,267,602.19  $21,816.41
offered by Selling
Shareholders (3)





(1) For purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, such amount is based upon the average of the high and low prices of the registrant's Common Stock on May 14, 1996 (a date within five business days prior to the date of filing).

(2) Each share of Common Stock includes a Preferred Stock Purchase Right pursuant to the registrant's Shareholder Rights Plan.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS


                                 MEDTRONIC, INC.

                        1,154,255 SHARES OF COMMON STOCK


         This Prospectus relates to the offer and sale of up to 1,154,255 shares of Common Stock (the "Shares"), par value of $.10, of Medtronic, Inc., a
Minnesota corporation (the "Company") issued in connection with the Company's acquisition of AneuRx, Inc. ("AneuRx") on May 3, 1996 (the "AneuRx Merger"). The Selling Shareholders may offer their Shares from time to time through or to brokers at market prices prevailing at the time of sale or in one or more negotiated transactions at prices acceptable to the Selling Shareholders or upon such other terms in such manner as is acceptable to the particular Selling Shareholder. (See "Plan of Distribution"). Each Share includes a Preferred Stock Purchase Right pursuant to the Company's Shareholder Rights Plan. These rights currently are not exercisable and are not transferable separately from the Shares. The Company will not receive any proceeds from sales of the Shares.

         The Company will bear all expenses of the offering (estimated to be $50,000, including up to $25,000 of fees and expenses of counsel to the Selling Shareholders), except that the Selling Shareholders will pay any applicable underwriter's commissions and expenses, brokerage fees or transfer taxes, as well as any fees and disbursements of counsel for the Selling Shareholders in excess of $25,000. The Company and the Selling Shareholders have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act of 1933 (the "Securities Act").

         The Company's Common Stock is traded on the New York Stock Exchange under the symbol "MDT." The last reported price of the Company's Common Stock on _______, 1996, as reported by the New York Stock Exchange, was $_____ per share.








THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.







                  The date of this Prospectus is May ___, 1996.

         No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offering contemplated hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the Commission's regional offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661). Copies of such documents can also be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company's Common Stock is listed on the New York Stock Exchange. Copies of reports, proxy statements and other information concerning the Company can be inspected at the offices of such Exchange, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered hereby. For further information with respect to the Company and such securities, reference is made to such Registration Statement and to the exhibits thereto. Any statement contained or incorporated by reference herein concerning the provisions of any document is qualified in its entirety by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents, filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1995 (Commission File No. 1-7707).

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended July 28, 1995, October 27, 1995 and January 26, 1996 (Commission File No. 1-7707).

         3. The Company's Current Reports on Form 8-K dated February 13, 1996 and March 25, 1996 (Commission File No. 1-7707).

         4. The description of the Company's Common Stock, $.10 par value, which is contained or incorporated by reference in the Company's Registration Statement on Form 8-A (Commission File No. 1-7707) filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         5. The description of the Company's Preferred Stock Purchase Rights attached to its Common Stock contained in the Company's Registration Statement on Form 8-A
               (Commission File No. 1-7707) filed under the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein, therein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Investor Relations
Department, Medtronic, Inc., 7000 Central Avenue, N.E., Minneapolis, Minnesota 55432, telephone (612) 574-4000.

                                   THE COMPANY

         Medtronic, Inc. (the "Company" or "Medtronic"), a Minnesota corporation, is the issuer of the Shares offered hereby. The Company's principal executive offices are located at 7000 Central Avenue N.E., Minneapolis, Minnesota 55432-3576, and its telephone number is (612) 574-4000. Medtronic is the world's leading medical technology company specializing in implantable and invasive therapies. Primary products include implantable pacemaker systems used for treatment of bradycardia, implantable tachyarrhythmia management systems, mechanical and tissue heart valves, balloons and guiding catheters used in angioplasty, stents, implantable neurostimulation and drug delivery systems, and perfusion systems including blood oxygenators, centrifugal blood pumps, cannula products, and autotransfusion and blood monitoring systems.


                                 USE OF PROCEEDS

         The Company will receive no proceeds from sales of Shares by the Selling Shareholders.


                              SELLING SHAREHOLDERS

         The Selling Shareholders include the former shareholders of AneuRx listed below for whom the Shares were issued in May 1996 pursuant to the AneuRx Merger, and may also include, to the extent permitted or required by law, individuals or entities, including charitable institutions, to whom such former AneuRx shareholders may make pledges, gifts, or trust or partnership distributions of Shares. The Selling Shareholders may choose to sell or transfer less than all or none of the Shares. The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by those Selling Shareholders who received Shares in the AneuRx Merger, prior to any pledges, gifts, trust or partnership distributions or other transfers by such Selling Shareholders. The following table designates as "affiliates" those Selling Shareholders who were an officer, director or 10% shareholder of AneuRx at the time of the AneuRx Merger, and also indicates which Selling Shareholders are officers of Medtronic's AneuRx subsidiary.


                             Shares Owned                         Shares Owned
        Name                 Before Offering(1)   Shares Offered  After Offering

Kimberly Beringer                  1,008               1,008            -0-

Evelyn Breakstone                    351                 351            -0-

Brentwood Associates VI, L.P.     56,641              56,641            -0-

The Brody Family Trust UDT         1,148                 348            800
       8/15/86

Robert A. Clark, Jr.(2)           26,084              26,084            -0-

Robert D. & Beverly Clark            838                 838            -0-

Robert D. Clark IRA Fund           1,210               1,210            -0-

Cindy Clifford                        96                  96            -0-



Arthur P. Codling, Trustee         1,117               1,117            -0-
U/A DTD 1/15/86 Joshua Payne
Cornett Trust

Arthur P. Codling, Trustee         1,117               1,117            -0-
U/A DTD 1/15/86 Todd Collins
Cornett Trust

Comdisco, Inc.                    11,498              11,498            -0-

Delphi Investments II, L.P.(2)       608                 576             32

Delphi Ventures II, L.P.(2)      193,996             112,754         81,242

Fogarty Engineering(2)            94,589              94,589            -0-

Thomas J. Fogarty Separate       213,809             213,809            -0-
Property Trust dated 2/6/87(2)

Donna Goyette                        112                 112            -0-

Jay Lenker(2)                      9,548               9,548            -0-

Veronica & William Marsh             511                 511            -0-

MedVentures Associates II, L.P.   23,289              23,289            -0-

Mohr Davidow Ventures III         81,951              81,951            -0-

Morgenthaler Venture Partners     93,161              93,161            -0-
VI, L.P.(2)

Patrick & Patricia Morris            465                 465            -0-

New Enterprise Associates VI,    139,742             139,742            -0-
L.P.(2)

NEA Ventures 1995, L.P.              465                 465            -0-

ONSET Enterprise Associates,      93,161              93,161            -0-
II, L.P.

Paine Webber Incorporated as IRA     758                 558            200
Custodian for Robert D. Clark

Tim Ryan                           3,347               3,347            -0-

Stanford University                3,105               3,105            -0-

Three Arch Associates, L.P.(2)    16,561              16,561            -0-

Three Arch Partners, L.P.(2)      68,495              68,495            -0-

VLG Investments 1994               1,241               1,241            -0-

JC Richard & EJ Blawie TTEE Venture  310                 310            -0-
Law Group Retirement Savings Plan

Evana B. Webb                        931                 931            -0-

Philip J. Webb                       931                 931            -0-

Rodney A. White                    2,095               2,095            -0-

Joshua Whittmore                     279                 279            -0-



J. Casey McGlynn, Trustee of       8,570               8,570            -0-
Allan R. Will and Heidi Will
1988 Irrevocable Trust

Allan R. Will(2),(3)              78,822              78,822            -0-

James & Roberta Wilson                46                  46            -0-

WS Investments Co.                 1,236               1,164             72

WTI Ventures                       1,164               1,164            -0-

Roderick A. Young                    310                 310            -0-

Zinta & Christopher Zarins         1,862               1,862            -0-


-----------------------------
       (1)The above table includes the total number of Shares issued to or for the benefit of such Selling Shareholders in connection with the AneuRx Merger, including an aggregate 34,966 shares issued and held in escrow for the above-listed Selling Shareholders pro-rata and subject to reduction in certain events, but excluding the Selling Shareholders' fractional interests in an aggregate 23 escrow shares which are expected to be paid in cash in lieu of fractional shares.
       (2)An "affiliate" of AneuRx at the time of the AneuRx Merger.
       (3)Officer of Medtronic's AneuRx subsidiary.

                              PLAN OF DISTRIBUTION

         The sale or transfer of all or a portion of the Shares offered hereby by the Selling Shareholders or by their pledgees, donees or other applicable transferees or successors in interest may be effected from time to time on one or more exchanges or in the over-the-counter market, or otherwise at prevailing market prices at the time of such sales, at prices related to such prevailing prices, at fixed prices (that may be changed) or at negotiated prices. Those Selling Shareholders designated as "affiliates" of AneuRx in the table above have agreed not to sell any of the shares of Common Stock offered hereby until such date as Medtronic publishes financial results which include at least 30 days of post-merger combined operations, anticipated to be in August 1996. The Selling Shareholders may effect such transactions by selling directly to purchasers in negotiated transactions, to dealers acting as principals or through one or more brokers, in an exchange distribution in accordance with the rules of such exchange, or any combination of these methods of sale. In addition, Shares may be transferred in connection with partnership or trust distributions by the Selling Shareholders or in connection with call options, short sales, loans or pledges of shares, hedging transactions or similar transactions that may be effected by the Selling Shareholders directly or with or through broker-dealers. Dealers or brokers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders. The Company and the Selling Shareholders may agree to indemnify such brokers or dealers against certain liabilities, including liabilities under the Securities Act. In addition, the Company has agreed to indemnify the Selling Shareholders and any underwriter with respect to the shares of Common Stock offered hereby against certain liabilities, including, without limitation certain liabilities under the Securities Act. The Company has agreed to pay certain costs and expenses incurred in connection with the registration of the shares of Common Stock offered hereby. The Selling Shareholders shall be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of such shares.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

  The estimated expenses in connection with this offering are as follows:

  Securities and Exchange Commission Filing Fee.......................$21,816
  Printing and Engraving Fees and Expenses .............................2,000*
  Legal Fees and Expenses..............................................25,000*
  Accounting Fees and Expenses............................................. 0*
  Miscellaneous.........................................................1,834*
  Total Expenses.....................................................$ 50,000*

*Estimated


Item 15.  Indemnification of Directors and Officers.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who was or is threatened to be made a party to any proceeding by reason of the former or present official capacity of such person, against judgments, penalties and fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions, acted in good faith, received no improper personal benefit and Section 302A.255 (which pertains to director conflicts of interest), if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by person in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. The Registrant's Articles of Incorporation and Bylaws do not limit the Registrant's obligation to indemnify such persons.

         The Registrant's Articles of Incorporation limit the liability of its directors to the full extent permitted by the Minnesota Business Corporation Act. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of fiduciary duty as directors except liability for
(i) any  breach of the duty of loyalty to the  Registrant  or its  shareholders,
(ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws, or (v) any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Registrant's Articles of Incorporation.

         Subject to exclusions and limitations, the Registrant maintains certain insurance coverage against liability which a director or officer may incur in his or her capacity as such.

Item 16.  Exhibits.

Exhibit
Number     Item


4.1 Medtronic Restated Articles of Incorporation, as amended to date, incorporated herein by reference to Exhibit 3.1 in Medtronic's Quarterly Report on Form 10-Q for the quarter ended July 28, 1995, filed with the Commission on September 8, 1995.

4.2 Medtronic Bylaws, as amended to date, incorporated herein by reference to Exhibit 3.2 in Medtronic's Annual Report on Form 10-K for the year ended April 30, 1991, filed with the Commission under cover of Form SE dated July 24, 1991.

4.3 Form of Rights Amendment dated as of June 27, 1991 between Medtronic and Norwest Bank Minnesota, National Association, including as Exhibit A thereto the form of Preferred Stock Purchase Right Certificate, incorporated by reference to Exhibit (1) of Medtronic's Form 8-A Registration Statement dated June 27, 1991 and filed with the Commission on June 28, 1991.

5.1 Opinion of Ronald E. Lund, Senior Vice President, General Counsel and Secretary of Medtronic, Inc.

23.1       Consent of Price Waterhouse LLP.

23.2 Consent of Ronald E. Lund, Senior Vice President, General Counsel and Secretary of Medtronic, Inc. (included in opinion filed as Exhibit 5.1).

24         Power of Attorney from certain directors and officers.


Item 17.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided,  however,  that  paragraphs  (a)(1)(i)  and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 20, 1996.

                                     MEDTRONIC, INC.


                                     By:/s/ William W. George
                                        William W. George, President
                                        and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title


/s/ William W. George                President, Chief Executive
William W. George                    Officer and Director
                                     (principal executive officer)

/s/ Robert L. Ryan                   Senior Vice President and Chief
Robert L. Ryan                       Financial Officer (principal
                                     financial and accounting officer)

F. Caleb Blodgett*                   Director
F. Caleb Blodgett


Arthur D. Collins, Jr.*              Director
Arthur D. Collins, Jr.


Antonio M. Gotto, Jr., M.D.*         Director
Antonio M. Gotto, Jr., M.D.


Bernadine P.  Healy, M.D.*           Director
Bernadine P. Healy, M.D.


Vernon H. Heath*                     Director
Vernon H. Heath

(Signatures continued on next page)

Thomas E. Holloran*                  Director
Thomas E. Holloran

Glen D. Nelson, M.D.*                Director
Glen D. Nelson, M.D.


Richard L. Schall*                   Director
Richard L. Schall


Jack W. Schuler*                     Director
Jack W. Schuler


Gerald W. Simonson*                  Director
Gerald W. Simonson


Gordon M. Sprenger*                  Director
Gordon M. Sprenger


Richard A. Swalin, Ph.D.*            Director
Richard A. Swalin, Ph.D.


Winston R. Wallin*                   Director
Winston R. Wallin



                                     *By/s/ Ronald E. Lund
                                        Ronald E. Lund, as Attorney-in Fact


                                        Dated:  May 20, 1996

                                  EXHIBIT INDEX
                                       TO
                         FORM S-3 REGISTRATION STATEMENT
                           --------------------------

                                 MEDTRONIC, INC.
                           --------------------------



Exhibit
Number      Item


4.1 Medtronic Restated Articles of Incorporation, as amended to date, incorporated herein by reference to Exhibit 3.1 in Medtronic's Quarterly Report on Form 10-Q for the quarter ended July 28, 1995, filed with the Commission on September 8, 1995.

4.2 Medtronic Bylaws, as amended to date, incorporated herein by reference to Exhibit 3.2 in Medtronic's Annual Report on Form 10-K for the year ended April 30, 1991, filed with the Commission under cover of Form SE dated July 24, 1991.

4.3 Form of Rights Agreement dated as of June 27, 1991 between Medtronic and Norwest Bank Minnesota, National Association, including as Exhibit A thereto the form of Preferred Stock
            Purchase Right Certificate, incorporated by reference to Exhibit (1) of Medtronic's Form 8-A Registration Statement dated June 27, 1991 and filed with the Commission on June 28, 1991.

5.1 Opinion of Ronald E. Lund, Senior Vice President, General Counsel and Secretary of Medtronic, Inc.

23.1        Consent of Price Waterhouse LLP

23.2 Consent of Ronald E. Lund, Senior Vice President, General Counsel and Secretary of Medtronic, Inc. (included in opinion filed as Exhibit 5.1).

24          Power of Attorney from certain directors and officers.